UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 30, 2015

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18001 S. Figueroa, Unit F, Gardena, CA	90248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 324-4513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On June 30, 2015, Heatwurx, Inc., a Delaware corporation (the “Company”), entered into a Debt Conversion Agreement (the “Agreement”) with JMW Fund, LLC, a Delaware limited liability company, Richland Fund, LLC, a Nevada limited liability company, and San Gabriel Fund, LLC, a California limited liability company (together, the “Lenders”) whereby an aggregate of $174,360.52 secured debt which was to mature on June 30, 2015, was converted to the Company’s current $2,000,000 debt offering with the Lenders which commenced on February 16, 2015 (as disclosed on Form 8-K filed by the Company with the Securities and Exchange Commission on February 20, 2015). A copy of the Agreement is attached hereto as Exhibit 99.1.

Item 1.02  Termination of a Material Definitive Agreement.

The disclosure contained in Item 1.01 is incorporated by reference in this Item 1.02.

As of the date of the Agreement, the following agreements were cancelled: the Loan Agreement, dated as of December 11, 2013 between Dr. Pave LLC, a California limited liability company and wholly-owned subsidiary of the Company (“Dr. Pave”) and the Lenders, senior secured notes in the principal amount of $160,000 between Dr. Pave and the Lenders, and the Security Agreement dated December 11, 2013 between Dr. Pave and the Lenders.

Item 7.01  Regulation FD Disclosure.

On July 7, 2015, the Company issued a press release entitled “HEATWURX, INC. ASPHALT PAVING ASSETS AND IP FOR SALE OR MERGER.” A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Debt Conversion Agreement dated June 30, 2015
99.2	Press Release dated July 7, 2015*

*Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: July 7, 2015	By /s/ Heather Kearns
Heather Kearns, Interim Chief Executive Officer

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